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                                  IRWIN SINGER
                               24 Hazelton Avenue
                                Toronto, Ontario
                                     M5R 2E2
                    Tel: (416) 920-2400 * Fax: (416) 920-0815



                                                               August 26, 2003


Mirtronics Inc.
106 Avenue Road
Toronto, Ontario
M5R 2H3

- and -

Genterra Investment Corporation
106 Avenue Road
Toronto, Ontario
M5R 2H3

Dear Sirs:

I refer you to my legal opinion to you dated March 12, 2003. I consent to the use of this opinion as an Exhibit to the Registration Statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and further consent to the reference to my law firm in the Prospectus under the caption "Legal Matters". In giving such consent, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rule and regulations of the Commission thereunder.

                                          Yours very truly,


                                          "IRWIN SINGER"

                                          Irwin Singer

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